Exhibit 5.1

[LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

October 1, 2004

AMC Entertainment Inc.
920 Main Street
Kansas City, MO 64105-1977

  Re:
  AMC Entertainment Inc.
  8% Senior Subordinated Notes due 2014
  Registration Statement on Form S-4

Ladies and Gentlemen:

        We have acted as special counsel to AMC Entertainment, Inc., a Delaware corporation (the "Company"), in connection with the public offering of $300,000,000 aggregate principal amount of the Company's 8% Senior Subordinated Notes due 2014 (the "Exchange Notes"). The Exchange Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the Company's issued and outstanding 8% Senior Subordinated Notes due 2014 (the "Original Notes"), issued under an Indenture, dated as of February 24, 2004 (as amended and supplemented, the "Indenture"), by and among the Company and HSBC Bank USA, as Trustee (the "Trustee"), as contemplated by the Registration Rights Agreement, dated as of February 24, 2004 (the "Registration Rights Agreement"), by and among the Company and Citigroup Global Markets Inc., Banc of America Securities LLC and Scotia Capital (USA) Inc.

        This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

        In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of

            (i)  the Registration Statement on Form S-4 relating to the Exchange Notes to be filed with the Securities and Exchange Commission (the "Commission") on the date hereof under the Act (the "Registration Statement");

           (ii)  an executed copy of the Registration Rights Agreement;

          (iii)  an executed copy of the Indenture;

          (iv)  the Restated and Amended Certificate of Incorporation of the Company, as currently in effect;

           (v)  the By-Laws of the Company, as currently in effect;

          (vi)  certain resolutions adopted by the Board of Directors of the Company relating to the Exchange Offer, the issuance of the Exchange Notes, the Indenture and related matters;

         (vii)  the Statement of Eligibility and Qualification of the Trustee on Form T-1, filed as an exhibit to the Registration Statement; and

        (viii)  the form of the Exchange Notes.

        We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, which include Citigroup Global Markets Inc., Banc of America Securities LLC and Scotia Capital (USA) Inc. with respect to the Indenture, The Exchange Notes and the Statement of Eligibility and Qualification of the Trustee on Form T-1, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

        Our opinion set forth herein is limited to the General Corporation Law of the State of Delaware and those laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined on law on the opinion herein stated. The opinion expressed herein is based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

        Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Registration Statement becomes effective and the Exchange Notes (in the form examined by us) have been duly executed and authenticated in accordance with the terms of the Indenture and have been issued and delivered upon consummation of the Exchange Offer against receipt of the Original Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Exchange Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

        In rendering the opinion set forth above, we have assumed that the execution and delivery by the Company of the Indenture and the Exchange Notes and the performance by the Company of its obligations thereunder, do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or its properties are subject, except that we do not make this assumption with respect to those agreements and instruments which have been identified to us by the Company as being material to the Company and which are listed in Item 21 of Part II of the Registration Statement.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP